SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

            (Date of earliest event reported): November 30, 2001

                         HUNTSMAN INTERNATIONAL LLC
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           (Exact name of Registrant as specified in its charter)


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    DELAWARE                  333-85141                    87-0630358
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    State of              Commission File No.            IRS Employer
  Incorporation                                         Identification No.




                500 Huntsman Way, Salt Lake City, Utah 84108
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        (Address of principal executive offices, including zip code)


                               (801) 584-5700
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            (Registrant's telephone number, including area code)


                                    N/A
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       (Former name or former address, if changed since last report)









Item 5. Other Events

            On November 30, 2001, Huntsman International LLC (the "Company") entered into the Third Amendment (the "Third Amendment") to its senior secured credit facilities (as so amended, the "Credit Facilities") with the approval of lenders holding over 90% of the indebtedness and commitments under the Credit Facilities. The Third Amendment, among other things, waives certain defaults by the Company under the Credit Facilities and amends certain financial and other covenants in the Credit Facilities. As a result of the Third Amendment, the Company is now in compliance with all the covenants contained in the Credit Facilities and is able to borrow under, and have access to, the Credit Facilities. A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety herein.



Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

            Exhibit 10.1. Third Amendment, dated as of November 30, 2001, by and among Huntsman International LLC, Huntsman International Holdings LLC and the various agents and lending institutions party thereto.


                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.






                                   By:/s/ Samuel Scruggs
                                      ________________________________
                                      Samuel Scruggs
                                      Vice President and Treasurer

Dated:  December 4, 2001